Exhibit A

As consideration for the Adviser’s services to each of the Funds listed below, the Adviser shall receive from each Fund a fee of the following annual percentages of the Fund’s average daily net assets during the month.

Claymore Exchange-Traded Funds Trust (US Only) (as of September 27, 2017)

Ticker	Fund Name	Annual Management Fee (as a % of average daily net assets)
BSCH	Guggenheim BulletShares 2017 Corporate Bond ETF	0.24%*
BSCI	Guggenheim BulletShares 2018 Corporate Bond ETF	0.24%*
BSCJ	Guggenheim BulletShares 2019 Corporate Bond ETF	0.24%*
BSCK	Guggenheim BulletShares 2020 Corporate Bond ETF	0.24%*
BSCL	Guggenheim BulletShares 2021 Corporate Bond ETF	0.24%*
BSCM	Guggenheim BulletShares 2022 Corporate Bond ETF	0.24%*
BSCN	Guggenheim BulletShares 2023 Corporate Bond ETF	0.24%*
BSCO	Guggenheim BulletShares 2024 Corporate Bond ETF	0.24%*
BSCP	Guggenheim BulletShares 2025 Corporate Bond ETF	0.24%*
BSCQ	Guggenheim BulletShares 2026 Corporate Bond ETF	0.24%*
BSCR	Guggenheim BulletShares 2027 Corporate Bond ETF	0.24%*
BSJH	Guggenheim BulletShares 2017 High Yield Corporate Bond ETF	0.42%*
BSJI	Guggenheim BulletShares 2018 High Yield Corporate Bond ETF	0.42%*
BSJJ	Guggenheim BulletShares 2019 High Yield Corporate Bond ETF	0.42%*
BSJK	Guggenheim BulletShares 2020 High Yield Corporate Bond ETF	0.42%*
BSJL	Guggenheim BulletShares 2021 High Yield Corporate Bond ETF	0.42%*
BSJM	Guggenheim BulletShares 2022 High Yield Corporate Bond ETF	0.42%*
BSJN	Guggenheim BulletShares 2023 High Yield Corporate Bond ETF	0.42%*
BSJO	Guggenheim BulletShares 2024 High Yield Corporate Bond ETF	0.42%*
BSJP	Guggenheim BulletShares 2025 High Yield Corporate Bond ETF	0.42%*
CSD	Guggenheim S&P Spin-Off ETF	0.50%**
CVY	Guggenheim Multi-Asset Income ETF	0.50%**
CZA	Guggenheim Mid-Cap Core ETF	0.50%**
DEF	Guggenheim Defensive Equity ETF	0.50%**
GSY	Guggenheim Ultra Short Duration ETF	0.20%**
NFO	Guggenheim Insider Sentiment ETF	0.50%**
RYJ	Guggenheim Raymond James SB-1 Equity ETF	0.75%*
WMCR	Wilshire Micro-Cap ETF	0.50%*
WREI	Wilshire US REIT ETF	0.32%*
LVL	Guggenheim S&P Global Dividend Opportunities Index ETF	0.50%**
EEB	Guggenheim BRIC ETF	0.50%**
DJD	Guggenheim Dow Jones Industrial Average Dividend ETF	0.30%*
OPD	Guggenheim Large Cap Optimized Diversification ETF	0.40%*

*The fund limits operating expenses through a unitary fee.
**The fund limits operating expenses through an expense cap.